Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Crestwood Equity Partners LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Units	Rule 457(c)	11,275,546 (1)	$24.59(2)	$277,265,676.14(3)	0.00011020	$30,554.68(4)

	Equity	Common Units	Rule 457(o)	(5)	(6)	$350,000,000.00(7)	0.00011020	$38,570.00(8)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$627,265,676.14

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$69,124.68

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of common units being registered on behalf of the selling unitholder shall be adjusted to include any additional common units that may become issuable as a result of any unit distribution, split, combination or similar transaction.

(2)

The proposed maximum offering price per common unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the average of the high and low sale prices for our common units on March 30, 2023, as reported on the New York Stock Exchange. The price will be determined from time to time in connection with, and at the time of, the sale by the holder of such units.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(4)	Calculated in accordance with Rule 457(c) under the Securities Act.
(5)

The amount of securities to be registered consists of $350,000,000 of an indeterminate number or amount of common units, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(6)

The proposed maximum aggregate offering per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(7)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(8)	Calculated in accordance with Rule 457(o) under the Securities Act.